Exhibit 10.2

MEDIZONE INTERNATIONAL, INC.
WARRANT
([warrant holder])
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY US PERSON UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
Original Issue Date: October 21, 2016
FOR VALUE RECEIVED, Medizone International, Inc., a Nevada corporation (the “Company”), hereby certifies that ________________, or his registered assigns (the “Holder”) is entitled to purchase from the Company, up to US $_________ worth of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, at a purchase price per share equal to the “Fair Market Value” of the Company’s Common Stock on the Exercise Date discounted 40% (the “Exercise Price”).  The Exercise Price is subject to adjustment, as provided herein, and the exercise of this Warrant is subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.
1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:
“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant, up to a maximum Aggregate Exercise Price of US $1,000,000.
“Board” means the board of directors of the Company.
“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of San Francisco, California are authorized or obligated by law or executive order to close.
“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.
“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.
“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., San Francisco, California time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.
“Exercise Agreement” has the meaning set forth in Section 3(a)(i).
“Exercise Period” has the meaning set forth in Section 2.
“Exercise Price” has the meaning set forth in the preamble.
“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock during the 20 Trading Day period ending on the trading day immediately prior to the day as of which “Fair Market Value” is being determined, on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such days, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges during the 20 Trading Day period prior to the day as of which “Fair Market Value” is being determined; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the volume weighted average of the closing sales prices of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association during the 20 Trading Day period prior to the day as of which “Fair Market Value” is being determined; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on such days, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, averaged over the 20 Trading Day period prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” or “Trading Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.
“Holder” has the meaning set forth in the preamble.
“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.
“Original Issue Date” means the date set forth in the preamble above.
“Nasdaq” means The NASDAQ Stock Market LLC.
“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.
“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.
 “Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.
“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.
2. Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time, commencing on January 31, 2017 until 5:00 p.m. Pacific time on January 30, 2018 (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).
3. Exercise of Warrant.
(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:
(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and
(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).
(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price.
(c) Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising

Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 4 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.
(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.
(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.
(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:
(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.
(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.
(iii) The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
(iv) The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.
(v) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.
(g) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
4. Transfer of Warrant. This Warrant may not be sold, transferred, assigned, hypothecated, encumbered or otherwise disposed of by the Holder.  Any attempted sale or transfer or assignment, etc., of this Warrant shall be void and shall immediately terminate the Holder’s rights hereunder.
5. Holder Not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or  receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. Replacement on Loss; Division and Combination.
(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such

Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
7. No Impairment. The Company shall not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.
8. Compliance with the Securities Act.
(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:
“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE EXERCISED WITHIN THE UNITED STATES, AND THE SECURITIES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UPON EXERCISE, OTHER THAN IN OFFERINGS DEEMED TO MEET THE DEFINITION OF “OFFSHORE TRANSACTION” PURSUANT TO SECTION 902(H) OF REGULATION S, UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
(b) Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:
(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; or is not a US Person, as such term is used under Regulation S under the Securities Act, and upon exercise of this Warrant, will not be a US Person, and will not exercise this Warrant on behalf of a US Person.  The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.
(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.
9. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.
10. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company:	Medizone International, Inc. 4000 Bridgeway, Suite 401 Sausalito, CA 94965 USA E-mail: medoz3int@yahoo.com Attention: Chief Executive Officer
with a copy to:	Durham Jones & Pinegar, P.C. E-mail: kpinegar@djplaw.com Attention: Kevin R. Pinegar
If to the Holder:	________________________ E-mail: __________________
with a copy to:	Fontaine y Cia E mail: ffontaine@fontaineycia.cl Attention : Francisco Fontaine
11. Cumulative Remedies. Except to the extent expressly provided in Section 5 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.
12. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.
13. Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
14. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors of the Holder. Such successors of the Holder shall be deemed to be a Holder for all purposes hereunder.
15. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
16. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.
17. Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial

18. exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
19. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
20. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.
21. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Nevada in each case located in the city of Las Vegas and County of Clark, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
22. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.
23. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
24. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

Medizone International, Inc.
By: __________________________ Name:________________________ Title:_________________________

Accepted and agreed,
________________________ ________________________